Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2005 (September 21, 2005 as to the effects of the discontinued operations described in Note 27) (which report expresses an unqualified opinion and includes explanatory paragraphs relating to: i) the presentation of the consolidated financial statements of Huntsman Corporation as if Huntsman Holdings LLC and Huntsman Corporation were combined for all periods presented, ii) a change in the method of computing depreciation for certain assets effective January 1, 2003, and iii) the adoption of Statements of Financial Accounting Standards Nos. 141 and 142 effective January 1, 2002), relating to the financial statements and financial statement schedules of Huntsman Corporation, appearing in the Current Report on Form 8-K of Huntsman Corporation dated February 10, 2006.

/s/ Deloitte & Touche LLP

Houston, Texas
February 10, 2006